Exhibit 4.28

    THIS EQUIPMENT NOTE HAS NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR PURSUANT TO
   THE SECURITIES LAWS OF ANY STATE. ACCORDINGLY, THIS EQUIPMENT NOTE MAY NOT BE SOLD UNLESS EITHER REGISTERED UNDER THE ACT AND
       SUCH APPLICABLE STATE LAWS OR AN EXEMPTION FROM SUCH
                    REGISTRATIONS IS AVAILABLE.

        FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION,
            AS OWNER TRUSTEE UNDER TRUST AGREEMENT 114
                    DATED AS OF JULY 1, 1995.

   SERIES C LIMITED RECOURSE EQUIPMENT NOTE DUE JANUARY 2, 2013
    ISSUED IN CONNECTION WITH THE BOEING MODEL 757-200 AIRCRAFT
         BEARING UNITED STATES REGISTRATION NUMBER N12114.

No. C-1                                      Date:  May 20, 1996

                            $ 7,747,500


INTEREST RATE                                MATURITY DATE

10.22%                                       January 2, 2013



           FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee (herein in such capacity called the "Owner Trustee") under that certain Trust Agreement 114, dated as of July 1, 1995, between the Owner Participant named therein and First Security Bank of Utah, National Association (herein as such Trust Agreement may be supplemented or amended from time to time called the "Trust Agreement"), hereby promises to pay to the Wilmington Trust Company, as Subordination Agent under the Intercreditor Agreement, or the registered assignee thereof, the principal sum of $7,747,500 (the "Original Amount"), together with interest on the amount of the Original Amount remaining unpaid from time to time (calculated on the basis of a year of 360 days comprised of twelve 30-day months) from the date hereof until paid in full at a rate per annum equal to the Debt Rate. The Original Amount of this Equipment Note shall be payable in installments on the dates set forth in Schedule I hereto equal to the corresponding percentage of the Original Amount of this Equipment Note set forth in Schedule I hereto. Accrued but unpaid interest shall be due and payable in quarterly installments commencing on July 2, 1996, and thereafter on October 2, January 2, April 2 and July 2 of each year, to and including January 2, 2013. Notwithstanding the foregoing, the final payment made on this Equipment Note shall be in an amount sufficient to discharge in full the unpaid Original Amount and all accrued and unpaid interest on, and any other amounts due under, this Equipment Note. Notwithstanding anything to the contrary contained herein, if any date on which a payment under this Equipment Note becomes due and payable is not


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a Business Day, then such payment shall not be made on such scheduled date but shall be made on the next succeeding Business Day and if such payment is made on such next succeeding Business Day, no interest shall accrue on the amount of such payment during such extension.

           For purposes hereof, the term "Trust Indenture" means the Amended and Restated Trust Indenture and Mortgage 114, dated as of May 20, 1996, between the Owner Trustee and Wilmington Trust Company (the "Loan Trustee"), as the same may be amended or supplemented from time to time. All other capitalized terms used in this Equipment Note and not defined herein shall have the respective meanings assigned in the Trust Indenture.

           This Equipment Note shall bear interest, payable on demand, at the Payment Due Rate (calculated on the basis of a year of 360 days comprised of twelve 30-day months) on any overdue Original Amount, any overdue Make-Whole Amount, if any, and (to the extent permitted by applicable Law) any overdue interest and any other amounts payable hereunder which are overdue, in each case for the period the same is overdue. Amounts shall be overdue if not paid when due (whether at stated maturity, by acceleration or otherwise).

           The interest rate borne by this Equipment Note shall be subject to adjustments to the extent, and under the circumstances, specified by the Registration Rights Agreement.

            All payments of Original Amount, interest, Make-Whole Amount, if any, and other amounts, if any, to be made by the Owner Trustee hereunder and under the Trust Indenture or the Participation Agreement shall be payable only from the income and proceeds from the Trust Estate to the extent included in the Trust Indenture Estate and only to the extent that the Owner Trustee shall have sufficient income or proceeds from the Trust Estate to the extent included in the Trust Indenture Estate to enable the Loan Trustee to make such payments in accordance with the terms of Section 2.03 and Article III of the Trust Indenture, and each holder hereof, by its acceptance of this Equipment Note, agrees that it will look solely to the income and proceeds from the Trust Indenture Estate to the extent available for distribution to the holder hereof as above provided and that none of the Owner Participant, the Owner Trustee and the Loan Trustee is personally liable or liable in any manner extending to any assets other than the Trust Indenture Estate to the holder hereof for any amounts payable or any liability under this Equipment Note or, except as provided in the Trust Indenture or in the Participation Agreement, for any liability under the Trust Indenture or the Participation Agreement; provided, however, that nothing herein contained shall limit, restrict or impair the right of the Loan Trustee, subject always to the terms and provisions of the Trust Indenture, to accelerate the maturity of

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



this Equipment Note upon occurrence of an Event of Default under the Trust Indenture in accordance with Section 4.04(b) of the Trust Indenture, to bring suit and obtain a judgment against the Owner Trustee on this Equipment Note for purposes of realizing upon the Trust Indenture Estate and to exercise all rights and remedies provided under the Trust Indenture or otherwise realize upon the Trust Indenture Estate.

           There shall be maintained an Equipment Note Register for the purpose of registering transfers and exchanges of Equipment Notes at the Corporate Trust Office of the Loan Trustee or at the office of any successor in the manner provided in
Section 2.07 of the Trust Indenture.

           The Original Amount and interest and other amounts due hereunder shall be payable in Dollars in immediately available funds at the Corporate Trust Office of the Loan Trustee, or as otherwise provided in the Trust Indenture. Each such payment shall be made on the date such payment is due and without any presentment or surrender of this Equipment Note, except that in the case of any final payment with respect to this Equipment Note, the Equipment Note shall be surrendered promptly thereafter by the Loan Trustee to the Owner Trustee for cancellation.

           The holder hereof, by its acceptance of this Equipment Note, agrees that, except as provided in the Trust Indenture, each payment received by it hereunder shall be applied, first, to the payment of accrued interest on this Equipment Note (as well as any interest on any overdue Original Amount, any overdue Make-Whole Amount, if any, or, to the extent permitted by Law, any overdue interest and other amounts hereunder) to the date of such payment, second, to the payment of the Original Amount of this Equipment Note then due, third, to the payment of Make-Whole Amount, if any, and any other amount due hereunder or under the Trust Indenture, and fourth, the balance, if any, remaining thereafter, to the payment of installments of the Original Amount of this Equipment Note remaining unpaid in the inverse order of their normal maturity.

           This Equipment Note is one of the Equipment Notes referred to in the Trust Indenture which have been or are to be issued by the Owner Trustee pursuant to the terms of the Trust Indenture. The Trust Indenture Estate is held by the Loan Trustee as security, in part, for the Equipment Notes. The provisions of this Equipment Note are subject to the Trust Indenture. Reference is hereby made to the Trust Indenture for a complete statement of the rights and obligations of the holder of, and the nature and extent of the security for, this Equipment Note and the rights and obligations of the holders of, and the nature and extent of the security for, any other Equipment Notes executed and delivered under the Trust Indenture, as well as for a statement of the terms and conditions of the Trust created by the

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



Trust Indenture, to all of which terms and conditions in the Trust Indenture each holder hereof agrees by its acceptance of this Equipment Note.

           As provided in the Trust Indenture and subject to certain limitations therein set forth, this Equipment Note is exchangeable for a like aggregate Original Amount of Equipment Notes of different authorized denominations, as requested by the holder surrendering the same.

           Prior to due presentment for registration of transfer of this Equipment Note, the Owner Trustee and the Loan Trustee shall treat the person in whose name this Equipment Note is registered as the owner hereof for all purposes, whether or not this Equipment Note be overdue, and neither of the Owner Trustee nor the Loan Trustee shall be affected by notice to the contrary.

           This Equipment Note is subject to redemption as provided in Sections 2.10, 2.11 and 2.12 of the Trust Indenture but not otherwise. This Equipment Note is also subject to exchange and to purchase by the Owner Participant or the Owner Trustee as provided in Section 2.14 of the Trust Indenture but not otherwise.

           The indebtedness evidenced by this Equipment Note is, to the extent and in the manner provided in the Trust Indenture, subordinate and subject in right of payment to the prior payment in full of the Secured Obligations (as defined in the Trust Indenture) in respect of Series A and Series B Equipment Notes and this Equipment Note is issued subject to such provisions. The Note Holder of this Equipment Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Loan Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Trust Indenture and (c) appoints the Loan Trustee his attorney-in-fact for such purpose.

           Unless the certificate of authentication hereon has been executed by or on behalf of the Loan Trustee by manual signature, this Equipment Note shall not be entitled to any benefit under the Trust Indenture or be valid or obligatory for any purpose.

           THIS EQUIPMENT NOTE SHALL BE GOVERNED BY AND CONSTRUED
IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                               * * *

           IN WITNESS WHEREOF, the Owner Trustee has caused this
Equipment Note to be executed in its corporate name by its officer thereunto duly authorized on the date hereof.

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



                          FIRST SECURITY BANK OF UTAH, NATIONAL
                          ASSOCIATION, not in its individual
                          capacity but solely as Owner Trustee

                          By_______________________________
                          Name:
                          Title:

           LOAN TRUSTEE'S CERTIFICATE OF AUTHENTICATION

           This is one of the Equipment Notes referred to in the within-mentioned Trust Indenture.


                          WILMINGTON TRUST COMPANY, as
                           Loan Trustee

                          By______________________________
                          Name:
                          Title:






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                            SCHEDULE I

                   EQUIPMENT NOTE AMORTIZATION

                                   Percentage of
                                  Original Amount
        Payment Date                to Be Paid

           7/2/96                  0.000000000
           10/2/96                 0.000000000
           1/2/97                  2.288854856
           4/2/97                  0.000000000
           7/2/97                  0.000000000
           10/2/97                 0.000000000
           1/2/98                  3.355668538
           4/2/98                  0.000000000
           7/2/98                  0.000000000
           10/2/98                 0.000000000
           1/2/99                  1.332764634
           4/2/99                  0.000000000
           7/2/99                  0.000000000
           102/99                  0.000000000
           1/2/00                  3.103814779
           4/2/00                  0.000000000
           7/2/00                  0.000000000
           10/2/00                 0.000000000
           1/2/01                  7.551698612
           4/2/01                  0.000000000
           7/2/01                  0.000000000
           10/2/01                 5.680939787
           1/2/02                  0.000000000
           4/2/02                  0.000000000
           7/2/02                  0.000000000
           10/2/02                 5.911761471
           1/2/03                  0.000000000
           4/2/03                  0.000000000
           7/2/03                  0.000000000
           10/2/03                 0.000000000
           1/2/04                  4.943320168
           4/2/04                  0.000000000
           7/2/04                  0.000000000
           10/2/04                 0.000000000
           1/2/05                  4.907084737
           4/2/05                  0.000000000
           7/2/05                  0.000000000
           10/2/05                 0.000000000
           1/2/06                  4.570253630
           4/2/06                  0.000000000
           7/2/06                  0.000000000
           10/2/06                 0.000000000



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           1/2/07                  7.225032978
           4/2/07                  0.000000000
           7/2/07                  0.000000000
           10/2/07                 0.000000000
           1/2/08                  1.617990190
           4/2/08                  0.000000000
           7/2/08                  0.000000000
           10/2/08                 0.000000000
           1/2/09                  8.737854405
           4/2/09                  0.000000000
           7/2/09                  0.000000000
           10/2/09                 0.000000000
           1/2/10                  8.072392901
           4/2/10                  0.000000000
           7/2/10                  0.000000000
           10/2/10                 0.000000000
           1/2/11                  12.804929848
           4/2/11                  0.000000000
           7/2/11                  0.000000000
           10/2/11                 0.000000000
           1/2/12                  14.618215295
           4/2/12                  0.000000000
           7/2/12                  0.000000000
           10/2/12                 0.000000000
           1/2/13                  3.277423169







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